UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2005

JAFRA WORLDWIDE HOLDINGS (LUX) S.àR.L

(Exact Name of Registrant as Specified in its Charter)

Luxembourg	333-106666	98-0399297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

382-386 Route de Longwy
L-2212 Luxembourg
Luxembourg
(Address of Principal Executive Offices)
(Zip Code)

(352) 226027
(Registrant’s telephone number, including area code)

Item 1.01. Entry into a Material Definitive Agreement.

     Jafra Worldwide Holdings (Lux) S.àr.l., through its wholly-owned subsidiary, Jafra Cosmetics International, Inc. (the “Company”), entered into amendments to its respective employment agreements with (1) Ronald B. Clark, its Chief Executive Officer, on May 17, 2005, (2) Gonzalo R. Rubio, its Chief Operating Officer, on May 17, 2005, and (3) Eugenio Lopez Barrios, its President of Mexican Operations, on May 20, 2005 (collectively, the “Amendments”). The Amendments are all effective as of January 1, 2005 and modify the performance goals established under the Company’s annual incentive plan for executives. Pursuant to the Amendments, the above-named executives will be eligible to receive an annual bonus if the Company achieves performance goals based on a measure of net activity, which is a measure of adjusted consolidated operating profit calculated under German accounting principals, rather than the previously designated EBITDA target. Other than the change in performance goals, the respective employment agreements remain in full force and affect.

     A copy of each of the Amendments is attached hereto and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

     10.1 Amendment to Employment Agreement with Ronald B. Clark, signed May 17, 2005.

     10.2 Amendment to Employment Agreement with Gonzalo R. Rubio, signed May 17, 2005.

     10.3 Amendment to Employment Agreement with Eugenio Lopez Barrios, signed May 20, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2005

JAFRA WORLDWIDE HOLDINGS (LUX) S.ÀR.L.
By:	/s/ Ronald B. Clark
Ronald B. Clark
Chief Executive Officer

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